Exhibit 10.12

Execution Version

MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT (this “Agreement”), dated as of April 9, 2015, is entered into by and among ENVIVA PARTNERS, LP, a Delaware limited partnership (“MLP”), ENVIVA PARTNERS GP, LLC, a Delaware limited liability company and the general partner of MLP (“MLP GP”), ENVIVA, LP, a Delaware limited partnership (“Enviva OLP”), ENVIVA GP, LLC, a Delaware limited liability company and the general partner of Enviva OLP (“Enviva GP”), the subsidiaries of Enviva OLP set forth on the signature page hereto (and together with Enviva OLP and Enviva GP, the “Subsidiaries”) and any other subsidiaries or Affiliates (as defined below) of MLP that become a party to this Agreement pursuant to Article VIII hereof (“Additional Subsidiaries,” and together with MLP GP, MLP, and the Subsidiaries, collectively, the “Services Recipients”), and ENVIVA MANAGEMENT COMPANY, LLC, a Delaware limited liability company (“Provider”).

RECITALS

WHEREAS, MLP GP deems it in the best interests of MLP and the Subsidiaries to enter into this Agreement;

WHEREAS, Enviva Holdings GP, LLC, a Delaware limited liability company (“Enviva Holdings GP”) is the general partner of Enviva Holdings, LP (“Enviva Holdings”), Enviva Holdings is the sole member of Enviva Management Holdings, LLC (“Enviva Management Holdings”), Enviva Management Holdings is the managing member of Provider, and Enviva Holdings GP deems it in the best interests of Provider to enter into this Agreement; and

WHEREAS, Provider, MLP GP, MLP and each of the Subsidiaries desire to enter into this Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Terms. The following defined terms will have the meanings given below:

“Additional Subsidiaries” has the meaning set forth in the introductory paragraph of this Agreement.

“Affiliate” shall mean with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, through the ownership of voting securities, by contract or otherwise (provided that, solely for purposes of this Agreement, the Services Recipients shall not be deemed Affiliates of Provider).

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Dispute” has the meaning set forth in Section 7.01.

“Default Rate” shall mean an interest rate equal to the lower of 12% per annum, compounded on a monthly basis, and the maximum rate permitted by Law.

“Enviva GP” has the meaning set forth in the introductory paragraph of this Agreement.

“Enviva Holdings” has the meaning set forth in the introductory paragraph of this Agreement.

“Enviva Holdings GP” has the meaning set forth in the introductory paragraph of this Agreement.

“Enviva OLP” has the meaning set forth in the introductory paragraph of this Agreement

“Governmental Approval” shall mean any material consent, authorization, certificate, permit, right of way grant or approval of any Governmental Authority that is necessary for the construction, ownership and operation of the assets used in the business of the Services Recipients in accordance with applicable Laws.

“Governmental Authority” shall mean any court or tribunal in any jurisdiction or any federal, state, tribal, municipal or local government or other governmental body, agency, authority, department, commission, board, bureau, instrumentality, arbitrator or arbitral body or any quasi-governmental or private body lawfully exercising any regulatory or taxing authority.

“Indemnified Parties” has the meaning set forth in Section 6.04.

“Laws” shall mean any applicable statute, common law, rule, regulation, judgment, order, ordinance, writ, injunction or decree issued or promulgated by any Governmental Authority.

“Losses” has the meaning set forth in Section 6.04.

“MLP” has the meaning set forth in the introductory paragraph of this Agreement.

“MLP GP” has the meaning set forth in the introductory paragraph of this Agreement.

“MLP GP/MLP Representative” means such person as is designated in writing by MLP GP to serve in such capacity.

“Multi-Party Dispute” has the meaning set forth in Section 7.02

“Party” and “Parties” means the parties to this Agreement.

“Payment Amount” has the meaning set forth in Section 4.01.

“Person” means an individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or other entity.

“Prior Management Services Agreement” has the meaning set forth in Section 8.05.

“Provider” has the meaning set forth in the introductory paragraph of this Agreement.

“Provider Representative” means such person as is designated in writing by Provider to serve in such capacity.

“Service Term” has the meaning set forth in Section 3.01.

“Services” has the meaning set forth in Section 2.01.

“Services Recipients” has the meaning set forth in the introductory paragraph of this Agreement.

“Subsidiaries” has the meaning set forth in the introductory paragraph of this Agreement.

“Supplement” has the meaning set forth in Section 6.06.

ARTICLE II

RETENTION OF PROVIDER; SCOPE OF SERVICES

Section 2.01 Retention of Provider. The Services Recipients hereby engage Provider to perform such duties and responsibilities as are necessary or appropriate to conduct the day-to-day business operations of the Services Recipients, as are assigned to Provider by the Services Recipients (the “Services”), and Provider hereby accepts its engagement by the Services Recipients and agrees to provide all of the personnel and other Persons necessary or appropriate for the provision of the Services. The Services may include, but shall not be limited to, the matters listed on Schedule I hereto. The Services Recipients may from time to time expand, limit or otherwise modify the Services by timely notice to Provider in writing.

Section 2.02 Standards of Provision. The Services shall be provided in accordance with (i) applicable material Governmental Approvals or Laws, (ii) applicable industry standards and (iii) quality standards that, taken as a whole, are not materially less favorable to the Services Recipients compared to those Services performed by, or provided to, the Services Recipients prior to the date of this Agreement. All activities of Provider under this Agreement for the Services Recipients shall be performed under the direct supervision of MLP GP.

Section 2.03 Performance of Services by Affiliates or Other Persons. The Parties hereby agree that in discharging its obligations hereunder, Provider may engage any of its Affiliates or other Persons to perform the Services (or any part of the Services) on its behalf and that the performance of the Services (or any part of the Services) by any such Affiliate or Person shall be treated as if Provider performed such Services itself. No such delegation by Provider to Affiliates or other Persons shall relieve Provider of its obligations hereunder.

ARTICLE III

TERM AND TERMINATION

Section 3.01 Term and Termination. The term of this Agreement (the “Service Term”) shall commence on the date of this Agreement. The Service Term shall continue for an initial term of five (5) years, and shall thereafter continue on a year-to-year basis, in either case unless earlier terminated by Provider or MLP GP on behalf of the Services Recipients for Cause. For purposes of this Agreement, “Cause” shall mean, with respect to termination (i) by MLP GP on behalf of the Services Recipients, the failure of Provider to follow the lawful directives of the Services Recipients in connection with the performance by Provider of its duties and responsibilities under this Agreement, as determined by the board of directors of MLP GP; and (ii) by Provider or MLP GP, the defaults in the performance or observance of any material term, condition or agreement contained in this Agreement, including the failure of MLP GP, MLP or the Subsidiaries to pay amounts due to Provider, and such default continues for a period of sixty (60) days after written notice thereof specifying such default and requesting that the same be remedied in such sixty (60) day period.

Section 3.02 Effect of Termination. If this Agreement is terminated in accordance with Section 3.01, all rights and obligations under this Agreement shall cease except for (a) obligations that expressly survive termination of this Agreement; (b) liabilities and obligations that have accrued prior to such termination, including the obligation to pay any amounts that have become due and payable prior to such termination, and (c) the obligation to pay any portion of any Payment Amount that has accrued prior to such termination, even if such portion has not become due and payable at that time.

Section 3.03 Survival. The provisions of this Article III, Section 4.03, Section 5.01, Section 5.02, Section 6.01, Section 6.02, Section 6.04, Article VII, Section 8.10 and Section 8.11 will survive and continue in full force and effect notwithstanding the termination of this Agreement.

ARTICLE IV

PAYMENT AMOUNT

Section 4.01 Payment Amount. MLP GP shall pay, or cause MLP or the Subsidiaries to pay, to Provider (or other Persons as Provider may direct) the amount of any direct or indirect, internal or third-party, expenses incurred by Provider (or other Persons providing Services pursuant to Section 2.03) in connection with the provision of Services by Provider (the “Payment Amount”), including without limitation: (i) the portion of the salary and benefits of, and expenses incurred by, employees of Provider engaged in providing the Services that are reasonably allocable to the provision of the Services; (ii) the charges and expenses of any third party retained by Provider to provide any portion of the Services; (iii) office rent and expenses and other overhead costs of Provider and its Affiliates incurred in connection with, or reasonably allocable to, providing the Services; (iv) amounts related to the payment of taxes when due related to the business of the Services Recipients; and (v) costs and expenses incurred by Provider in connection with the formation, capitalization, business or other activities of Provider pursuant to this Agreement. For the avoidance of doubt, any of the foregoing costs and expenses described in Section 4.01 that are directly charged to any Services Recipient will not also be included in the Payment Amount.

Section 4.02 Payment of Payment Amount. Provider shall submit invoices to MLP GP for the Payment Amount not more frequently than monthly and not less frequently than quarterly, which invoices shall be due and payable in 30 days. MLP GP shall pay, or cause MLP or the Subsidiaries to pay, to Provider (or other Persons as Provider may direct) in immediately available funds, the full Payment Amount due under Section 4.01. Past due amounts shall bear interest at the Default Rate.

Section 4.03 Disputed Charges. MLP GP MAY, WITHIN 90 DAYS AFTER RECEIPT OF A CHARGE FROM PROVIDER OR ITS AFFILIATES, TAKE WRITTEN EXCEPTION TO SUCH CHARGE, ON THE GROUND THAT THE SAME WAS NOT A REASONABLE COST INCURRED BY PROVIDER OR ITS AFFILIATES IN CONNECTION WITH THE SERVICES. MLP GP SHALL NEVERTHELESS PAY, OR CAUSE MLP OR THE SUBSIDIARIES TO PAY, IN FULL WHEN DUE THE FULL PAYMENT AMOUNT OWED TO PROVIDER. SUCH PAYMENT SHALL NOT BE DEEMED A WAIVER OF THE RIGHT OF MLP GP TO RECOUP ANY CONTESTED PORTION OF ANY AMOUNT SO PAID. HOWEVER, IF THE AMOUNT AS TO WHICH SUCH WRITTEN EXCEPTION IS TAKEN, OR ANY PART THEREOF, IS ULTIMATELY DETERMINED NOT TO BE A REASONABLE COST INCURRED BY PROVIDER OR ITS AFFILIATES IN CONNECTION WITH ITS PROVIDING THE SERVICES HEREUNDER, THEN SUCH AMOUNT OR PORTION THEREOF (AS THE CASE MAY BE) SHALL BE REFUNDED BY PROVIDER TO MLP GP, MLP OR THE SUBSIDIARIES, AS APPLICABLE, TOGETHER WITH INTEREST THEREON AT THE DEFAULT RATE DURING THE PERIOD FROM THE DATE OF PAYMENT BY MLP GP, MLP OR THE SUBSIDIARIES, AS APPLICABLE, TO THE DATE OF REFUND BY PROVIDER.

ARTICLE V

BOOKS, RECORDS AND REPORTING

Section 5.01 Books and Records. Provider and its Affiliates and the Services Recipients shall each maintain accurate books and records regarding the performance of the Services and calculation of the Payment Amount, and shall maintain such books and records for the period required by applicable accounting practices or law, or five (5) years, whichever is longer.

Section 5.02 Audits. Provider and its Affiliates and the Services Recipients shall have the right, upon reasonable notice, and at all reasonable times during usual business hours, to audit, examine and make copies of the books and records referred to in Section 5.01. Such right may be exercised through any agent or employee of the Person exercising such right if designated in writing by such Person or by an independent public accountant, engineer, attorney or other agent so designated. Each Person exercising such right shall bear all costs and expenses incurred by it in any inspection, examination or audit. Each Party shall review and respond in a timely manner to any claims or inquiries made by the other Party regarding matters revealed by any such inspection, examination or audit.

Section 5.03 Reports. Provider shall prepare and deliver to MLP GP any reports regarding the performance of the Services as MLP GP may reasonably request from time to time.

ARTICLE VI

ADDITIONAL REQUIREMENTS

Section 6.01 Joint and Several Liability. The Services Recipients shall be jointly and severally liable for their obligations hereunder.

Section 6.02 No Interests Conveyed. This Agreement is a services agreement only and does not convey to any Party any right, title or interest in or to any assets of any other Party. This Agreement is not intended to form a joint venture or a partnership.

Section 6.03 Insurance. The Services Recipients shall include, or cause to be included, Provider as an additional insured under all liability insurance policies maintained by, or for the benefit of, the Services Recipients. Such policies shall indemnify Provider and its officers, directors, employees, members, and managers against covered claims and expenses that may be incurred by Provider and its officers, directors, employees, members, and managers in connection with the activities of the Services Recipients in accordance with the terms of such policies.

Section 6.04 Indemnity. The Services Recipients shall indemnify, reimburse, defend and hold harmless Provider and its Affiliates and their respective successors and permitted assigns, together with their respective employees, officers, members, managers, directors, agents and representatives (collectively the “Indemnified Parties”), from and against all losses (including lost profits), costs, damages, injuries, taxes, penalties, interests, expenses, obligations, claims and liabilities (joint or several) of any kind or nature whatsoever (collectively “Losses”) that are incurred by such Indemnified Parties in connection with, relating to or arising out of (i) the breach of any term or condition of this Agreement, or (ii) the performance of any Services hereunder; provided, however, that the Services Recipients shall not be obligated to indemnify, reimburse, defend or hold harmless any Indemnified Party for any Losses incurred by such Indemnified Party in connection with, relating to or arising out of:

(a) the gross negligence, willful misconduct, bad faith or reckless disregard of such Indemnified Party in the performance of any Services hereunder; or

(b) fraudulent or dishonest acts of such Indemnified Party with respect to the Services Recipients.

The rights of any Indemnified Party referred to above shall be in addition to any rights that such Indemnified Party shall otherwise have at law or in equity. Without the prior written consent of the Services Recipients, no Indemnified Party shall settle, compromise or consent to the entry of any judgment in, or otherwise seek to terminate any, claim, action, proceeding or investigation in respect of which indemnification could be sought hereunder unless (a) such Indemnified Party indemnifies the Services Recipients from any liabilities arising out of such claim, action, proceeding or investigation, (b) such settlement, compromise or consent includes an unconditional release of the Services Recipients and Indemnified Party from all liability arising out of such claim, action, proceeding or investigation and (c) the parties involved agree that the terms of such settlement, compromise or consent shall remain confidential. In the event that indemnification is provided for under any other agreements between Provider or any of its Affiliates and any of the Services Recipients or any of their Affiliates, and such indemnification is for any particular Losses, then such indemnification (and any limitations thereon) as provided in such other agreement shall apply as to such particular Losses and shall supersede and be in lieu of any indemnification that would otherwise apply to such particular Losses under this Agreement.

Section 6.05 Services to Others. While Provider is providing the Services under this Agreement, Provider shall also be permitted to provide services, including services similar to the Services covered hereby, to others, including Affiliates of Provider.

Section 6.06 Additional Subsidiaries. MLP may cause any Additional Subsidiary to become a Services Recipient by causing such Additional Subsidiary to execute and deliver to the other parties hereto a supplement substantially in the form of Exhibit A attached hereto (a “Supplement”), upon which any such Additional Subsidiary shall thereafter be a “Services Recipient” for all purposes under this Agreement.

ARTICLE VII

DISPUTES

Section 7.01 Resolution of Disputes. The Parties shall in good faith attempt to resolve promptly and amicably any dispute between the Parties arising out of or relating to this Agreement (each a “Dispute”) pursuant to this Section 7.01. The Parties shall first submit the Dispute to Provider Representative and MLP GP/MLP Representative, who shall then meet within fifteen (15) days to resolve the Dispute. If the Dispute has not been resolved within forty-five (45) days after the submission of the Dispute to Provider Representative and MLP GP/MLP Representative, then the Dispute shall be submitted to a mutually agreed non-binding mediation. The costs and expenses of the mediator shall be borne equally by the Parties, and the Parties shall pay their own respective attorneys’ fees and other costs. If the Dispute is not resolved by mediation within ninety (90) days after the Dispute is first submitted to Provider Representative and MLP GP/MLP Representative as provided above, then the Parties may exercise all available remedies.

Section 7.02 Multi-Party Disputes. The Parties acknowledge that they or their respective Affiliates contemplate entering or have entered into various additional agreements with third parties that relate to the subject matter of this Agreement and that, as a consequence, Disputes may arise hereunder that involve such third parties (each a “Multi-Party Dispute”). Accordingly, the Parties agree, with the consent of such third parties, that any such Multi-Party Dispute, to the extent feasible, shall be resolved by and among all the interested parties consistent with the provisions of this Article VII.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 No Third-Party Beneficiaries. The provisions of this Agreement are intended to bind the parties signatory hereto as to each other and, other the rights provided to the Indemnified Parties in Section 6.04, are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies.

Section 8.02 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile machine, by first class mail or by a nationally recognized overnight courier, postage prepaid. All such notices, requests, demands and other communications shall be addressed to the respective parties at the addresses set forth below, or to such other address or person as any Party may designate by notice to the other parties in accordance herewith:

If to MLP GP or a Services Recipient, to:

Enviva Partners, LP

(or relevant Services Recipient)

7200 Wisconsin Avenue, Suite 1000

Bethesda, MD 20814

Attn: General Counsel

Facsimile No.: (240) 482-3774

If to Provider, to:

Enviva Management Company, LLC

7200 Wisconsin Avenue, Suite 1000

Bethesda, MD 20814

Attn: General Counsel

Facsimile No.: (240) 482-3774

Section 8.03 Headings. All article or section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.

Section 8.04 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors but shall not be assignable except upon the consent in writing of the parties hereto.

Section 8.05 Integration. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto, including the Management Services Agreement, dated as of

November 9, 2012, between Enviva Holdings and Enviva OLP (as amended from time to time, the “Prior Management Services Agreement”), which Management Services Agreement is hereby terminated. In the case of any actual conflict or inconsistency between the terms of this Agreement and the then-operative agreement of limited partnership of MLP, the terms of such agreement of limited partnership of MLP shall control.

Section 8.06 Waiver and Amendment. Except as otherwise provided in this Agreement, a waiver or consent, express or implied, to or of any breach or default by any Party in the performance by that Party of its obligations under this Agreement is not a consent or waiver to or of any other breach or default in the performance by that Party of the same or any other obligations of that Party under this Agreement. Except as otherwise provided in this Agreement, failure on the part of a Party to complain of any act of another Party or to declare another Party in default under this Agreement, irrespective of how long that failure continues, does not constitute a waiver by that Party of its rights with respect to that default until the applicable statute-of-limitations period has run.

Section 8.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto. The delivery of an executed counterpart copy of this Agreement by facsimile or electronic transmission in PDF format shall be deemed to be the equivalent of delivery of the originally executed copy thereof.

Section 8.08 Severability. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof, or of such provision in other respects, shall not be affected thereby.

Section 8.09 Laws and Regulations. Notwithstanding any provision of this Agreement to the contrary, no Party shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such Party to be in violation of any applicable Law.

Section 8.10 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.

Section 8.11 Submission to Jurisdiction; Service of Process; Waiver of Trial By Jury. Subject to Article VII, each Party hereby submits to the jurisdiction of the state and federal courts in the State of Delaware and to venue in Delaware. Each Party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party, at its address for notices set forth in this Agreement, such service to become effective ten (10) days after such mailing. Each Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. The foregoing shall not limit the rights of any Party to serve process in any other manner permitted by applicable law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of Delaware for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective Parties. Each of the Parties hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect this Agreement. The Parties agree that any judgment obtained by any Party or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such Party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law. The Parties agree that the remedy at law for any breach of this Agreement may be inadequate and that should any dispute arise concerning any matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies that the Parties may have. Each Party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation as between the Parties directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto. Each Party (i) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other Parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.11.

Section 8.12 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Party shall execute and deliver any additional documents and instruments and perform any additional acts that may be reasonably necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first written above.

PROVIDER:

ENVIVA MANAGEMENT COMPANY, LLC

By:	/s/ William H. Schmidt, Jr.
Name:	William H. Schmidt, Jr.
Title:	Executive Vice President, General Counsel and Secretary

SERVICES RECIPIENTS:

ENVIVA PARTNERS, LP

By:	Enviva Partners GP, LLC, as its sole general partner

By:	/s/ William H. Schmidt, Jr.
Name:	William H. Schmidt, Jr.
Title:	Executive Vice President, General Counsel and Secretary

ENVIVA PARTNERS GP, LLC

By:	/s/ William H. Schmidt, Jr.
Name:	William H. Schmidt, Jr.
Title:	Executive Vice President, General Counsel and Secretary

ENVIVA, LP

By:	Enviva GP, LLC, as its sole general partner

By:	/s/ William H. Schmidt, Jr.
Name:	William H. Schmidt, Jr.
Title:	Executive Vice President, General Counsel and Secretary

SIGNATURE PAGE TO

MANAGEMENT SERVICES AGREEMENT

ENVIVA GP, LLC

By:	/s/ William H. Schmidt, Jr.
Name:	William H. Schmidt, Jr.
Title:	Executive Vice President, General Counsel and Secretary

ENVIVA PELLETS AHOSKIE, LLC

By:	/s/ William H. Schmidt, Jr.
Name:	William H. Schmidt, Jr.
Title:	Executive Vice President, General Counsel and Secretary

ENVIVA PELLETS AMORY, LLC

By:	/s/ William H. Schmidt, Jr.
Name:	William H. Schmidt, Jr.
Title:	Executive Vice President, General Counsel and Secretary

ENVIVA PELLETS NORTHAMPTON, LLC

By:	/s/ William H. Schmidt, Jr.
Name:	William H. Schmidt, Jr.
Title:	Executive Vice President, General Counsel and Secretary

ENVIVA PELLETS COTTONDALE, LLC

By:	/s/ William H. Schmidt, Jr.
Name:	William H. Schmidt, Jr.
Title:	Executive Vice President, General Counsel and Secretary

SIGNATURE PAGE TO

MANAGEMENT SERVICES AGREEMENT

ENVIVA PORT OF CHESAPEAKE, LLC

By:	/s/ William H. Schmidt, Jr.
Name:	William H. Schmidt, Jr.
Title:	Executive Vice President, General Counsel and Secretary

ENVIVA MATERIALS, LLC

By:	/s/ William H. Schmidt, Jr.
Name:	William H. Schmidt, Jr.
Title:	Executive Vice President, General Counsel and Secretary

ENVIVA PELLETS PERKINSTON, LLC

By:	/s/ William H. Schmidt, Jr.
Name:	William H. Schmidt, Jr.
Title:	Executive Vice President, General Counsel and Secretary

ENVIVA PELLETS WIGGINS, LLC

By:	/s/ William H. Schmidt, Jr.
Name:	William H. Schmidt, Jr.
Title:	Manager

SIGNATURE PAGE TO

MANAGEMENT SERVICES AGREEMENT

Schedule I

The Services shall include any services necessary or appropriate to conduct the day-to-day business and operations of the Services Recipients as specified by the Services Recipients and may include, without limitation, services in the following categories:

Executive Management

Corporate Governance

Finance, Treasury, Tax, Accounting, Financial Planning and Public Reporting

Information Technology

Human Resources

Legal

Health, Safety and Environmental

Fiber Supply and Sustainability

Sales and Marketing

Shipping and other Logistics

Product Quality

Engineering

Construction

Procurement

Operations

Communications

Corporate Development

SCHEDULE I

EXHIBIT A

FORM OF SUPPLEMENT

THIS SUPPLEMENT (this “Supplement”), dated as of             , 20     is made by                     , a                     (the “Additional Subsidiary”), in favor of the parties to the below-described MSA.

WHEREAS, pursuant to the Management Services Agreement, dated as of [            ], 2015, by and among Enviva Partners, LP (“MLP”), Enviva Partners GP, LLC, Enviva, LP, Enviva GP, LLC, the subsidiaries of Enviva, LP that are parties thereto and Enviva Management Company, LLC (as amended, restated, supplemented or otherwise modified from time to time, the “MSA”), MLP may cause the Additional Subsidiary to execute and deliver this Supplement in order to cause the Additional Subsidiary to become a Services Recipient (as such term is defined in the MSA) under the MSA; and

WHEREAS, the Additional Subsidiary will receive substantial benefit from joining in the MSA as aforesaid;

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Additional Subsidiary hereby joins in the MSA and becomes a Services Recipient (as such term is defined in the MSA) for all purposes thereunder.

Notice of acceptance of this Supplement and of the MSA, as supplemented hereby, is hereby waived by the Additional Subsidiary.

The address for notices and other communications to be delivered to the Additional Subsidiary pursuant to Section 6.06 of the MSA, to the extent it differs from the address provided for Services Recipients in such section, is set forth below.

IN WITNESS WHEREOF, the undersigned Additional Subsidiary has caused this Supplement to be duly executed and delivered as of the day and year first above written.

,
a

By:
Name:
Title:

Address for Notices (if applicable):